UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999
(Address of principal executive offices)	(Zip code)

706.323.3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	AFL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 27, 2025 (the “Closing Date”), pursuant to the Purchase Agreement among Aflac Incorporated (the “Company”), TD Securities (USA) LLC, Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC (the “Representatives”), as representatives of the several initial purchasers named therein, and Wynnton Funding Trust, a Delaware statutory trust (the “2035 Trust”), the 2035 Trust completed the issuance and sale of 1,000,000 of its Pre-Capitalized Trust Securities redeemable August 15, 2035 (the “2035 P-Caps”) for an aggregate purchase price of $1,000,000,000, as a contingent funding arrangement with a 0.9875% facility fee per annum that provides the Company the right at any time over a ten-year period to issue and require the 2035 Trust to purchase up to $1,000,000,000 aggregate principal amount of the Company’s 5.251% Senior Notes due 2035 (the “2035 Senior Notes”), pursuant to the Facility Agreement, dated the Closing Date (the “2035 Facility Agreement”), among the Company, the 2035 Trust and The Bank of New York Mellon Trust Company, N.A., as notes trustee for the 2035 Senior Notes.

Also, on the Closing Date, pursuant to the Purchase Agreement among the Company, the Representatives, as representatives of the several initial purchasers named therein, and Wynnton Funding Trust II, a Delaware statutory trust (the “2055 Trust” and, the 2035 Trust and 2055 Trust, each a “Trust”), the 2055 Trust completed the issuance and sale of 1,000,000 of its Pre-Capitalized Trust Securities redeemable August 15, 2055 (the “2055 P-Caps” and, together with the 2035 P-Caps, the “P-Caps”) for an aggregate purchase price of $1,000,000,000, as a contingent funding arrangement with a 1.1218% facility fee per annum that provides the Company the right at any time over a thirty-year period to issue and require the 2055 Trust to purchase up to $1,000,000,000 aggregate principal amount of the Company’s 5.991% Senior Notes due 2055 (the “2055 Senior Notes” and, together with the 2035 Senior Notes, the “Senior Notes”), pursuant to the Facility Agreement, dated the Closing Date (the “2055 Facility Agreement” and, the 2035 Facility Agreement and the 2055 Facility Agreement, each a “Facility Agreement”), among the Company, the 2055 Trust and The Bank of New York Mellon Trust Company, N.A., as notes trustee for the 2055 Senior Notes.

The P-Caps do not carry registration rights and may be held only by qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), that are also “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The issuances and sales of the P-Caps were completed as private placements pursuant to Rule 144A under the Securities Act. Each Trust invested the proceeds from the sale of P-Caps in a portfolio of principal and/or interest strips of U.S. Treasury securities (the “Eligible Assets”). The following describes the terms of each Facility Agreement, which in each case apply in respect of the respective Trust, P-Caps, Senior Notes, facility fee and maturity date.

Each Facility Agreement provides that the applicable Trust grants the Company the right to require the Trust to purchase, on one or more occasions, an aggregate principal amount at any one time outstanding and held by the Trust, of up to a maximum amount of the applicable Senior Notes (each an “Issuance Right”). The Company has agreed to pay to the Trust a semi-annual facility fee calculated at a fixed rate per annum, applied to the unexercised portion of the applicable Issuance Right. The Company may direct the Trust to grant the right to exercise the Issuance Right with respect to all or a designated amount of the Senior Notes to one or more assignees (who are consolidated subsidiaries of the Company or persons to whom the Company has an obligation) (each an “Issuance Right Assignee”), who may cause the Senior Notes to be issued to the Trust and receive the corresponding portion of Eligible Assets that would otherwise have been delivered to the Company pursuant to the exercise of such Issuance Right. On the Closing Date, the Company also entered into a trust expense reimbursement agreement with each Trust, pursuant to which the Company agreed to reimburse the Trust for its expenses in connection with the transaction, including trustees’ fees.

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The applicable Issuance Right will be exercised automatically in full if (1) the Company fails to pay the applicable facility fee when due under the applicable Facility Agreement or any amount due and owing under the applicable trust expense reimbursement agreement on any distribution date or fails on any distribution date to purchase and pay for any Eligible Assets that are due and unpaid on such distribution date and are required to be purchased at their face amount from the applicable Trust pursuant to the terms of the Facility Agreement and such failure is not cured (including payment in full of the special facility fee due as a result of such failure) within 30 days, or (2) upon certain bankruptcy events involving the Company. The Company will be required to exercise the Issuance Right in full if (1) it reasonably believes that its consolidated net worth, determined in accordance with U.S. GAAP, but excluding accumulated other comprehensive income (or loss) and equity of non-controlling interests attributable thereto, has fallen below $10 billion, which amount may be adjusted from time to time upon the occurrence of certain specified events, (2) an event of default under the indenture that governs the applicable Senior Notes has occurred or would have occurred had the Senior Notes been outstanding, or (3)(A) certain events relating to the Trust’s status as an “investment company” under the Investment Company Act, are reasonably likely to occur or have occurred and (B)(x) within five business days of such determination, the transaction agreements have not been amended to prevent or cease such event or (y) the Company has reasonably determined that no such amendment is possible. In addition, at any time following exercise of the Issuance Right in whole or in part, other than upon an automatic exercise or a required exercise as described in this paragraph, the Company will have the right to repurchase any or all of the Senior Notes then held by the Trust in exchange for Eligible Assets that entitle the Trust to receive payments of principal and interest in the same amounts as the Trust would have received on the Eligible Assets that it delivered to the Company or any Issuance Right Assignee upon the exercise of the Issuance Right in respect of the Senior Notes to be so repurchased.

The Company has the right to redeem, at its option, the applicable Senior Notes issued to the applicable Trust at any time in whole or in part and, in lieu of issuing and selling Senior Notes to the Trust pursuant to any voluntary exercise of the applicable Issuance Right, may elect to deliver a cash amount equal to the redemption price of the Senior Notes in exchange for a corresponding portion of Eligible Assets. The redemption price of the Senior Notes being redeemed will equal the greater of the principal amount of such Senior Notes or a make-whole redemption price, in each case plus accrued and unpaid interest to, but excluding, the date of redemption. The Trust will apply the redemption proceeds and such payments to redeem P-Caps having an initial purchase price equal to the principal amount of such Senior Notes on the redemption or payment date. The P-Caps will be redeemed on the maturity date or earlier upon an early redemption of the applicable Senior Notes. The Trust will terminate upon the redemption of all its outstanding P-Caps or the earlier occurrence of certain other events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

August 27, 2025	/s/ Robin L. Blackmon
(Robin L. Blackmon)
Senior Vice President, Financial Services
Chief Accounting Officer

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